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                                                                   Exhibit 10.28


                             Employment Agreement


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 1st day of March, 1999, and is by and between Quadrant International, Inc. a Pennsylvania corporation with an office for purposes of this Agreement at 1 Great Valley Parkway, Malvern, Pennsylvania 19355 (hereinafter the "QI") and William H. Wagner with an address at 39 Daniel Drive, Chester Springs, Pennsylvania 19425 (hereinafter "WAGNER")


                              W I T N E S S E T H


     WHEREAS:

        (a) QI wishes to retain the services of WAGNER to render services for and on behalf of QI, in accordance with the following terms, conditions and provisions; and

        (b) WAGNER wishes to perform such services for and on behalf of QI, in accordance with the following terms, conditions and provisions.
NOW, THEREFORE, in consideration of the mutual convenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

        1.    EMPLOYMENT. QI hereby employs WAGNER and WAGNER accepts such
              ----------
employment and shall perform his duties and the responsibilities provided for herein accordance with the terms and conditions of this Agreement.

        2.    EMPLOYMENT STATUS. WAGNER shall at all times be QI's employee
              -----------------
subject to the terms and conditions of this Agreement.

        3.    TITLE AND DUTIES. QI agrees to employ WAGNER and WAGNER accepts
              ----------------
such employment as a full time employee and agrees as per the terms and conditions of
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this agreement to serve as and have the title of Vice President of
Engineering and perform diligently, faithfully, and to the best of his ability as duties assigned and instructions given by the President of QI or other QI officer as authorized by QI's Board of Directors.

        4.    TERM OF SERVICES. The initial term of this agreement is for a two
              ----------------
year period commencing on January 1, 1999, subject to the termination section of this agreement, with the parties agreeing to confirm any subsequent extension of this initial term in a signed written agreement setting forth any amended or supplemental conditions.

        5.    BASE COMPENSATION. The employees base salary for rendered services
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for the initial term of this agreement shall be $125,000 an annual amount payable in accordance with QI's payroll procedures and policies as implemented during the term of this agreement.

        6.  ADDITIONAL COMPENSATION. The additional package compensation
            -----------------------
proposed by this section is subject to QI's receipt of further capital funds required to finance the management compensation program. QI's Board of Directors will also have to vote approval of these or any other specific additional compensation packages proposed for payment or for vesting to WAGNER during the term of this agreement. The compensation program allocated for WAGNER will be comprised of the following elements:

        a)  An annual Cash Bonus of:  - Significant Performance  $25,000
                                      - Exceptional Performance  $12,500

        b)  Bonus payments as per the approved 1999 Executive Compensation Plan
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            c)  Car Allowance - $600 Net Monthly

        7.  EXTENT OF SERVICES. WAGNER shall devote his entire business time,
            ------------------
attention, and energies to the business of QI, but this shall not be construed as preventing WAGNER from investing his assets in the future as a passive investor in such form or manner as he sees fit as long as the investments will
not require any personal service from WAGNER.   However, WAGNER agrees not to
knowingly invest in any entities that compete directly with QI or affiliated or related companies.

        8.  TERMINATION. A. In the event this agreement is terminated prior to
            -----------
expiration for any reason other than WAGNER's gross malfeasance or gross nonfeasance, WAGNER will continue to receive his total compensation at the time of termination from QI for a period of six months after such notice of termination is given. QI agrees to cooperate in helping WAGNER in the pursuit of any such position and QI agrees to provide the requisite references. It is agreed that any stock options awarded WAGNER will continue to vest and be exercisable during the twelve month period following termination.

            B. QI shall have the absolute right to terminate this agreement immediately in the event of gross malfeasance or gross nonfeasance on the part of WAGNER.

            C. It is understood and agreed that this is a personal services contract, and that QI shall have the right to terminate this agreement on 30 days notice to WAGNER, if appropriate, in the event of the disability or death of WAGNER which would otherwise prevent him from performing his or her duties. For purpose of this provision, "disability" shall be defined in accordance with the definition of "disability" as contained in QI's disability insurance policy, In the event of WAGNER's death, any guaranteed monies due under this agreement would be paid directly to WAGNER's estate as probated.
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        9.  NONDISCLOSURE. During the course of his employment with QI, WAGNER
            -------------
may have occasion to conceive, create, develop, review, or receive information that is considered by QI to be confidential or proprietary, including information relating to inventions, patent, trademark and copyright applications, improvements, specifications, drawings, cost and pricing data, process flow diagrams, customer and supplier lists, bills, and/or any other written material referring to same Confidential or Proprietary Information. Both during the term of employment and for two years thereafter:



            1. WAGNER, as an officer and employee, agrees to maintain in strict confidence such Confidential Information.
            2. WAGNER further agrees to use his best efforts to ensure that all such Confidential Information is properly protected and kept from unauthorized persons or disclosure.
            3. If requested by QI, WAGNER agrees to promptly return to QI all materials, writings, equipment, models, mechanisms, and the like obtained from or through QI, including but not limited to, all Confidential Information, all of which WAGNER recognizes is the sole and exclusive property of QI.
            4. WAGNER agrees that he/she will not, without first obtaining the prior written permission of QI: (a) directly or indirectly utilize such Confidential Information in his own business; (b) manufacture and/or sell any product that is based in whole or in part on such Confidential Information; or
(c) disclose such Confidential Information to any third party.



        10. EMPLOYER PERQUISITES. WAGNER shall be entitled to and shall receive
            --------------------
all employer perquisites as would normally be granted to employees of QI. Such perquisites to include the following:

            a) Health insurance under terms and conditions as provided to other employees of QI.

            b)  Vacation pursuant to QI's stated policy

            c)  Paid holidays pursuant to QI's stated policy
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        11. REPRESENTATIONS AND WARRANTIES. A. WAGNER represents and warrants to
            ------------------------------
Company that he is not a party to or otherwise bound by any other employment or services that may, in any way, restrict his right or ability to enter into this agreement or otherwise be employed by QI.

            B. WAGNER agrees that he will not reveal to QI, or otherwise utilize in his employment with QI, any proprietary trade secrets or confidential information of any previous employer.

        12. NOTICES. Any written notice required to be given pursuant to this
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agreement shall be hand delivered or sent via fax or E-mail, or delivered by a national overnight express service such as Federal Express.

        13. JURISDICTION AND DISPUTES. A. This agreement shall be governed by
            -------------------------
the State of Pennsylvania.

            B. All disputes hereunder shall be resolved in the applicable state or federal courts of Pennsylvania. The parties consent to the jurisdiction of such courts, agree to accept service or process by mail, and waive any jurisdictional or venue defenses otherwise available. The parties reserve the right to mutually agree to binding arbitration in accordance with the policies of the American Arbitration Association.

        14.  AGREEMENT BINDING ON SUCCESSORS. This agreement shall be binding on
             -------------------------------
and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and assigns.

        15.  WAIVER. No waiver by either party of any default shall be deemed as
             ------
a waiver of any prior or subsequent default of the same or other provisions of this agreement.
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        16.  SEVERABILITY. If any provision hereof is held invalid or
             ------------
unenforceable by court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the agreement.

        17.  ASSIGNABILITY. This agreement and the rights and obligations
             -------------
thereunder are personal with respect to WAGNER and may not be assigned by any action of WAGNER or by operation of law. QI shall, however, assign this agreement to a successor in interest to QI or to the purchaser of any of the assets of QI but not to any other third party.

        18.  INTEGRATION. This agreement constitutes the entire understanding of
             -----------
the parties and is intended as a final expression of their agreement. It shall not be modified or amended except in writing signed by the parties thereto and specifically referring to this agreement. This agreement shall take precedence over any other documents that may be in conflict therewith.

        IN WITNESS WHEREOF, QI and WAGNER confirm the foregoing accurately sets forth the parties respective rights and obligations and agrees to be bound by having the evidenced signature affixed thereto.




Quadrant International, Inc.             William H. Wagner


By: /s/ Francis Wilde, CEO & President   /s/ William H. Wagner
   ___________________________________   _____________________________
   Francis Wilde, CEO & President        Signature

Date: March 1, 1999                      Date: March 1, 1999
     _________________________________        ________________________